Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among

JINMIMI NETWORK INC.

a Nevada Corporation;

and

HONG KONG ACTIVE CHOICE LIMITED

a Hong Kong Corporation;

and

the Shareholders of HONG KONG ACTIVE CHOICE LIMITED

Dated as of January 14, 2009

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, made and entered into this  14th day of January, 2009 (the “Agreement”), by and among Jinmimi Network Inc., a Nevada corporation (“JINMIMI”) with its principal executive offices at 6G, West Building, Changxing Plaza, Changxing Rd, Nanshan District, Shenzhen, Guangdong, 518051 P.R. China; Hong Kong Active Choice Limited (“HKAC”), a Hong Kong Corporation with its principle places of business at Unite 8/F, Wing Yee Comm Bldg, 5 Wing Kut St., Sheung Wan, HK, and the shareholders of HKAC named on the signature page of this Agreement (individually, a “HKAC Stockholder”, and collectively, the “HKAC Stockholders”).

Premises

A.           This Agreement provides for the acquisition of HKAC whereby HKAC shall become a wholly owned subsidiary of JINMIMI and in connection therewith.

               B.           The boards of directors of HKAC and JINMIMI have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
HONG KONG ACTIVE CHOICE LIMITED

As an inducement to and to obtain the reliance of JINMIMI, HKAC represents and warrants as follows:

Section 1.1   Organization.   HKAC is a corporation duly organized, validly existing, and in good standing under the Hong Kong and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of HKAC's articles of incorporation or bylaws.  HKAC has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2   Capitalization.   The authorized Capitalization of HKAC consists of 10,000 Common Shares, HKD1.00 par value per share and no Preferred Shares.  As of the date hereof, HKAC has 10,000 shares of common stock outstanding.

                All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.  HKAC has no securities, warrants or options authorized or issued.

Section 1.3   Subsidiaries.   HKAC has one subsidiary – Shenzhen Chuangding Investment Consulting Co., Ltd., a Hong Kong Corporation (SZCD) with its registered address at Room 604, Jindi Hotel, Shazui Road, Futian District, Shenzhen, Guangdong, P.R. China.

Section 1.4   Tax Matters: Books and Records.

(a) The books and records, financial and others, of HKAC are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b) HKAC has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c) HKAC shall remain responsible for all debts incurred by HKAC prior to the date of closing.

               Section 1.5   Litigation and Proceedings.   There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting HKAC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of HKAC.  HKAC is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6   Material Contract Defaults.   HKAC is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of HKAC, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which HKAC has not taken adequate steps to prevent such a default from occurring.

                Section 1.7   Information.   The information concerning HKAC as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

            Section 1.8       Title and Related Matters.  HKAC has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances.  HKAC owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with HKAC business.   No third party has any right to, and HKAC has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of HKAC or any material portion of its properties, assets or rights.

            Section 1.9       Contracts    On the closing date:

(a) There are no material contracts, agreements franchises, license agreements, or other commitments to which HKAC is a party or by which it or any of its properties are bound:

(b)   HKAC is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as HKAC now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of HKAC; and

(c)   HKAC is not a party to any material oral or written: (I) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii)  agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

             Section  1.10     Compliance With Laws and Regulations.    To the best of HKAC’s knowledge and belief, HKAC has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of HKAC or would not result in HKAC incurring material liability.

              Section 1.11    Insurance.      All of the insurable properties of HKAC are insured for HKAC‘s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

               Section 1.12   Approval of Agreement.    The directors of HKAC have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

                Section 1.13  Material Transactions or Affiliations.    Except as otherwise disclosed, there are no material contracts or agreements of arrangement between HKAC and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of HKAC and which is to be performed in whole or in part after the date hereof.  HKAC has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.14   No Conflict With Other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which HKAC is a party or to which any of its properties or operations are subject.

                Section 1.15  Governmental Authorizations.   HKAC has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by HKAC of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
JINMIMI NETWORK INC.

As an inducement to, and to obtain the reliance of HKAC, JINMIMI represents and warrants as follows:

Section 2.1      Organization.         JINMIMI is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of JINMIMI's certificate of incorporation or bylaws.  JINMIMI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2     Capitalization.   The authorized Capitalization of JINMIMI consists of 100,000,000 Common Shares, $0.0001 par value per share and 10,000,000 Preferred Shares, par value $0.0001.  As of the date of the merger agreement, there were 20,000,000 common shares outstanding.

                All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person.  JINMIMI has no other securities, warrants or options authorized or issued.

Section 2.3      Subsidiaries.  JINMIMI has no subsidiaries.

Section 2.4      Tax Matters; Books & Records

(a) The books and records, financial and others, of JINMIMI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b) JINMIMI has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

(c) JINMIMI shall remain responsible for all debts incurred prior to the closing.

Section 2.5      Information.  The information concerning JINMIMI as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

               Section 2.6     Title and Related Matters.   JINMIMI has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") free and clear of all liens, pledges, charges or encumbrances.  Except as set forth in the Schedules attached hereto, JINMIMI owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with JINMIMI's business.  Except as set forth in the attached Schedules, no third party has any right to, and JINMIMI has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of JINMIMI or any material portion of its properties, assets or rights.

Section 2.7      Litigation and Proceedings.  There are no actions, suits or proceedings pending or threatened by or against or affecting JINMIMI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of JINMIMI.  JINMIMI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.8      Contracts.    On the Closing Date:

(a)                There are no material contracts, agreements, franchises, license agreements, or other commitments to which JINMIMI is a party or by which it or any of its properties are bound;

(b)                JINMIMI is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as JINMIMI can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of JINMIMI; and

(c)JINMIMI is not a party to any material oral or written:  (i) contract for the employment of any officer or employee;  (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money;  (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000;  (v)  consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate;  (vi)  collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 2.9      No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which JINMIMI is a party or to which any of its properties or operations are subject.

Section 2.10    Material Contract Defaults.  To the best of JINMIMI's knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of JINMIMI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which JINMIMI has not taken adequate steps to prevent such a default from occurring.

        Section 2.11  Governmental Authorizations.To the best of JINMIMI’s knowledge, JINMIMI has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by JINMIMI of the transactions contemplated hereby.

       Section 2.12   Compliance With Laws and Regulations.  To the best of JINMIMI's knowledge and belief, JINMIMI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of JINMIMI or would not result in JINMIMI's incurring any material liability.

        Section 2.13    Insurance.  All of the insurable properties of JINMIMI are insured for JINMIMI‘s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

        Section 2.14    Approval of Agreement. The directors of JINMIMI have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

        Section 2.15    Material Transactions or Affiliations.  As of the Closing Date, except as otherwise disclosed, there will exist no material contract, agreement or arrangement between JINMIMI and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by JINMIMI to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of JINMIMI and which is to be performed in whole or in part after the date hereof except with regard to an agreement with the JINMIMI shareholders providing for the distribution of cash to provide for payment of federal and state taxes on Subchapter S income.  JINMIMI has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

ARTICLE III
EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1      Share Exchange/Delivery of JINMIMI Securities. On the Closing Date, the holders of all of the HKAC Common Shares shall deliver to JINMIMI (i) certificates or other documents evidencing all of the issued and outstanding HKAC Common Shares, duly endorsed in blank or with executed power attached thereto in transferable form.  On the Closing Date, all previously issued and outstanding Common Shares of HKAC shall be transferred to JINMIMI, so that HKAC shall become a wholly owned subsidiary of JINMIMI.

Section 3.2     Delivery of JINMIMI Promissory Note.  In exchange for JINMIMI acquiring all of the HKAC Common Shares tendered pursuant to Section 3.1, JINMIMI shall deliver to the HKAC Shareholders the purchase price of $438,975 (RMB3,000,000) (the “Purchase Price”) by delivering to the HKAC Shareholders a promissory note in the form set forth in Exhibit “A” (the “Purchase Money Promissory Note”).

Section 3.3      Events Prior to Closing.  Upon execution hereof or as soon thereafter as practical, management of HKAC and JINMIMI shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 3.4      Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be January 14, 2009.

Section 3.5      Termination.

(a) This Agreement may be terminated by the board of directors or majority interest of shareholders of either HKAC or JINMIMI, respectively, at any time prior to the Closing Date if:

(i)    there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)   This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of HKAC if JINMIMI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of JINMIMI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to JINMIMI.  If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c)  This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of JINMIMI if HKAC shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of HKAC contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to HKAC.  If this Agreement is terminated pursuant to this paragraph (d) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

In the event of termination pursuant to paragraph (b) and (c) of this Section 3.5, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 3.6      Directors of JINMIMI After Acquisition.  After the Closing Date, Zhang Deng, shall remain the only member of the Board of Directors of JINMIMI.  Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

Section 3.7     Officers of JINMIMI.   Upon the closing, the following persons shall remain the officers of JINMIMI:

NAME	OFFICE

Zhang Deng	Chief Executive Officer, President
Shi Jiangkun	Chief Financial Officer
Zhao Ping	Secretary

ARTICLE IV
SPECIAL COVENANTS

Section 4.1      Access to Properties and Records.     Prior to closing, HKAC and JINMIMI will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2      Availability of Rule 144.  HKAC and JINMIMI shareholders holding “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as “restricted securities”.  HKAC is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of HKAC and JINMIMI holding restricted securities of HKAC and JINMIMI as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein.  The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3     Special Covenants and Representations Regarding the HKAC Common Shares to be Issued in the Exchange.  The consummation of this Agreement, including the issuance of the HKAC Common Shares to the Shareholders of JINMIMI as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes.  Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the JINMIMI Shareholders acquire such securities.

Section 4.4     Third Party Consents.   HKAC and JINMIMI agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5      Actions Prior and Subsequent to Closing.

(a)           From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, HKAC and JINMIMI will each use its best efforts to:

(i) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;
(ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
(iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(b)           From and after the date of this Agreement until the Closing Date, HKAC will not, without the prior consent of JINMIMI:

(i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;
(ii) declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;
(iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers;
(iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or
 (v) purchase or redeem any Common Shares.

                Section 4.6      Indemnification.

(a)  HKAC hereby agrees to indemnify JINMIMI, each of the officers, agents and directors and current shareholders of JINMIMI as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)  JINMIMI hereby agrees to indemnify HKAC, each of the officers, agents, directors and current shareholders of HKAC as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF HKAC

The obligations of HKAC under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1     Accuracy of Representations.  The representations and warranties made by HKAC in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and HKAC shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by HKAC prior to or at the Closing.  JINMIMI shall be furnished with a certificate, signed by a duly authorized officer of HKAC and dated the Closing Date, to the foregoing effect.

Section 5.2      Director Approval. The Board of Directors of HKAC shall have approved this Agreement and the transactions contemplated herein.

Section 5.3     Officer's Certificate. JINMIMI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of HKAC to the effect that:  (a)  the representations and warranties of HKAC set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date;  (b)  HKAC has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date;  (c)  since such date and other than as previously disclosed to JINMIMI, HKAC has not entered into any material transaction other than transactions which are usual and  in the ordinary course if its business; and  (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of HKAC, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the HKAC Schedules, by or against HKAC which might result in any material adverse change in any of the assets, properties, business or operations of HKAC.

Section 5.4     No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may HKAC use or create any material adverse change in the financial condition, business or operations of HKAC.

Section 5.5     Other Items.  JINMIMI shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as JINMIMI may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF JINMIMI

The obligations of JINMIMI under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1     Accuracy of Representations. The representations and warranties made by JINMIMI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and JINMIMI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by JINMIMI prior to or at the Closing.  HKAC shall have been furnished with a certificate, signed by a duly authorized executive officer of JINMIMI and dated the Closing Date, to the foregoing effect.

Section 6.2     Director Approval.   The Board of Directors of JINMIMI shall have approved this Agreement and the transactions contemplated herein.

Section 6.3     Officer's Certificate.  HKAC shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of JINMIMI to the effect that:  (a) the representations and warranties of JINMIMI set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) JINMIMI had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 6.4     No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of JINMIMI.

ARTICLE VII
MISCELLANEOUS

Section 7.1     Brokers and Finders.    Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2     Law, Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey, United States of America.

Section 7.3     Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to HKAC:                           Unite 8/F, Wing Yee Comm Bldg
5 Wing Kut St., Sheung Wan,
Hong Kong
Attention: Legal Representative
Telephone:

If to JINMIMI:                      6G, West Building, Changxing Plaza
Changxing Rd, Nanshan District
Shenzhen, Guangdong, 518051
P.R. China
Attention: Chief Executive Officer
Telephone:

With a copy to:                     Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07728
Telephone: (732)409-1212
Facsimile: (732)577-1188

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of  the date so delivered, mailed or telegraphed.

Section 7.4     Attorneys' Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5     Confidentiality.  Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:  (i)  to the extent such data is a matter of public knowledge or is required by law to be published; and (ii)  to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6     Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7     Third Party Beneficiaries. This contract is solely between HKAC and JINMIMI and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8     Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9     Survival; Termination.  The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10   Counterparts.   This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11   Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.12   Expenses.  Each party herein shall bear all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.13   Headings; Context.  The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14   Benefit.  This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.15   Public Announcements.  Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.16   Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17   Failure of Conditions; Termination.  In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.  In such event, the party that has failed to fulfill the conditions specified in this Agreement will liable for the other parties legal fees.  The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.18   No Strict Construction.  The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.1     Execution Knowing and Voluntary.  In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully and HKACrefully read and considered this Agreement;  (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof;  (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.20   Amendment.  At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.21  Conflict of Interest.  Both JINMIMI and HKAC understand that Anslow & Jaclin, LLP is representing both parties in this transaction which represents a conflict of interest.  Both JINMIMI and HKAC have the right to different counsel due to this conflict of interest.  Notwithstanding the above, both JINMIMI and HKAC agree to waive this conflict and have Anslow & Jaclin, LLP represent both parties in the above-referenced transaction.  Both JINMIMI and HKAC agree to hold this law firm harmless from any and all liabilities that may occur or arise due to this conflict.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:	JINMIMI NETWORK, INC.

______________________________                                          By:_______________________
President

ATTEST:                                                                                               HONG KONG ACTIVE CHOICE LIMITED

______________________________                                          By:_______________________
                                                                                                                President

HKAC SHAREHOLDERS:

LI XI

__________________________

SILKY ROAD INTERNATIONAL GROUP
LIMITED, a BVI corporation

__________________________